UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2018

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A
Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01          Changes in Registrant’s Certifying Accountant

The Registrant entered into an engagement agreement with a new PCAOB auditor, M&K CPAS, PLLC.

Previous Independent Registered Public Accounting Firm

1. On January 23, 2017, the Registrant engaged Jayme L. McWidener, CPA of MAC ACCOUNTING GROUP, LLP as its independent registered public accounting firm (“MAC ACCOUNTING GROUP, LLP”).

2. There have been no disagreements between the Registrant and MAC ACCOUNTING GROUP, LLP regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of MAC ACCOUNTING GROUP, LLP, would have caused MAC ACCOUNTING GROUP, LLP to make reference to the subject matter of the disagreement(s) in connections with its reports; and no reportable events with the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

3. Registrant has requested that MAC ACCOUNTING GROUP, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached hereto to this Form 8-K as Exhibit 16.1 as required by Item 304(a)(3) of Regulation S-K.

New Independent Registered Public Accounting Firm

4. On June 19, 2018, the Registrant engaged M&K CPAS, PLLC as its independent registered public accounting firm (“M&K CPAS, PLLC”).

5.  During the Registrant’s two most recent fiscal years and through the date of this report, the Registrant did not consult with M&K CPAS, PLLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered regarding the Registrant’s financial statements, and no written or oral advice was provided by M&K CPAS, PLLC that was an important factor considered by the Registrant in making a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or event, as set forth in Item 304 (a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01(d)          Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter re change in certifying accountant	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2018

Simlatus Corporation

/s/Mike Schatz
By: Mike Schatz, COO and Secretary

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